Exhibit 7
                                                                       ---------

                                  IOE AGREEMENT


     This Agreement (the "Agreement"), dated the 4th day of May, 2001 by and between Bridge Trading Company ("Bridge") with its principal offices located at 717 Office Parkway, St. Louis, MO 63141 and Instinet Corporation ("BROKER") with its principal offices located at 3 Times Square, New York, NY 10036, governs the terms and conditions upon which Bridge will provide to BROKER the IOE System ("IOE System"), comprised of, but not limited to, the following features:

o Access to institutional order flow originating from the system currently referred to as IOE/2 and transported via Bridge's frame relay network.

o Access to institutional order flow originating from third-party systems and transported via Bridge's frame relay network

Additionally, as needed and on an individual basis, at the request of BROKER the IOE System may be configured to include OrdPro ("OrdPro"), a proprietary order processing system for order receipt, order delivery, order routing, trade reporting, trade matching, and average pricing functions made available on a real-time, on-line basis. If OrdPro is provided as part of the IOE System, then the term "IOE System" as used in this Agreement includes OrdPro. Additional fees and charges may apply for the provision of OrdPro as set forth in Rider A hereto, for as long as OrdPro is used by BROKER.

1. Furnishing Service

(a) Bridge hereby grants a non-exclusive, non-transferable license to BROKER to use the IOE System for so long as this Agreement is in effect. Use by BROKER of the IOE System or acceptance of this license in no way grants any other right, title or interest in the IOE System or any of its components to BROKER.
(b) The parties acknowledge that Bridge is acting as a vendor in licensing BROKER to use the IOE System and not as a broker, that BROKER and not Bridge is acting as the broker with respect to all orders directed to BROKER via the IOE Network, and that Bridge's provision of the IOE System does not constitute the business of buying and/or selling securities for BROKER's clients who direct orders to BROKER via the IOE Network.

2. Payment

           (a) BROKER agrees to pay the fees and charges, including communications fees, set forth on Rider A attached hereto (as the same may be amended by a writing executed by both parties from time to time in accordance with the terms of this Agreement ) for its access to and use of the IOE System.

           (b) BROKER also agrees to pay any taxes legally levied by any governmental authority or specifically based upon its access to or use of the IOE System other than income taxes of Bridge, ordinary property taxes assessed against or payable by Bridge, and franchise taxes and other similar taxes on the business of Bridge. Charges shall be invoiced to BROKER monthly. Each invoice shall set forth in reasonable detail the calculation of the charges included therein. Invoices shall be due and payable within thirty (30) days after receipt by BROKER.

3. Amendments

Bridge may change the fees and charges pursuant to this Agreement upon not less than 30 days' prior notice to BROKER effective at any time after the first twelve months from the date of this Agreement. BROKER may terminate this Agreement pursuant to Section 11(a) if an increase in Bridge's fees is unacceptable to BROKER.

4. Warranty on the IOE System

           (a) Bridge warrants that for the term of this Agreement the IOE System will perform its functions during Bridge's regular business hours in accordance with applicable specifications of the FIX protocol. Bridge's sole obligation under this warranty shall be to exercise reasonable efforts to promptly correct, at Bridge's cost and expense, any failure of the IOE System to so perform such functions. Bridge further represents and warrants that it has full power and authority to enter into this Agreement and to perform all responsibilities, duties, and obligations for which it is responsible hereunder.

           (b) Bridge further represents and warrants (i) that Bridge has and will have all rights, titles, licenses, permissions, and approvals necessary to perform its obligations hereunder, to provide the IOE System to BROKER as contemplated by this Agreement and to grant BROKER the rights granted herein,
(ii) that the IOE System and the use thereof by BROKER and its affiliates does not and will not infringe, violate or in any manner contravene, breach or constitute an unauthorized use or misappropriation of any United States patent issued prior to the date of this Agreement or any copyright, license or other property or proprietary right or constitute the unauthorized use or misappropriation of a trade secret and (iii) there are no claims, demands or proceedings that have been instituted, or are pending or threatened, by any person against Bridge or, to Bridge's knowledge, any customer of Bridge alleging any matter contrary to the foregoing.

           (c) Except as set forth in the foregoing provisions of this Section 4, BRIDGE MAKES NO WARRANTY EXPRESS OR IMPLIED ON THE IOE SYSTEM AND BRIDGE DISCLAIMS ANY IMPLIED WARRANTY OF SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In particular, and without limiting the generality of the foregoing, Bridge makes no warranty that orders processed via the IOE System will be properly executed.

5. Limitations of Liability

           (a) Except for acts of gross negligence or willful misconduct, Bridge and its affiliates, employees, officers and agents shall not be liable for any special, incidental, indirect, or consequential damages, or for lost profits or revenues which may arise out of any obligation of Bridge under this Agreement, from any failure of Bridge or the IOE System to cause any order to be executed, or to be executed properly, or from any other non-performance, defective performance, or late performance of Bridge due to any cause whatsoever. BROKER shall be responsible for verifying that all orders processed by the IOE System have been executed. In no event will Bridge be liable for any incidental, indirect, special or consequential damages, including, but not limited to, loss of use, revenues, profits or savings, even if Bridge knew or should have known of the possibility of such damages.

           (b) In no event shall either party or its affiliates, officers, agents, and employees be liable to the other or any third party in the aggregate for direct damages arising out of or in connection with this Agreement or the subject matter hereof, regardless of the form of action and regardless of whether or not the other party has been informed of, or otherwise might have anticipated the possibility of, such damages, in excess of the smaller of (1) its actual and provable direct damages or (2) five months' fees actually paid by the other party. In no event will the limitation of liability set forth in this section apply to claims by either party for personal injury or damage to real property or tangible personal property caused by the other party or for any claims for fees due under section 2.

           (c) The parties acknowledge that the limits on liability set forth in this Section 5 are expressly intended to apply to any failure of the IOE System to cause any order to be executed or to be executed properly and that, as between BROKER and Bridge, BROKER shall be responsible for verifying that all orders processed by the IOE System have been executed.

6. Indemnification by BROKER

BROKER at its expense, hereby agrees to indemnify, defend and hold harmless Bridge and its affiliates and their respective directors, employees, officers and agents from and against any claim, demand, cause of action, cost, loss, damage, expense (including reasonable attorneys' fees) or liability, as incurred, arising from or based on any claim by any of BROKER's clients on behalf of whom BROKER uses the IOE System, to the extent that the claim arises out of BROKER's use of the IOE System on behalf of any such client or material breach of BROKER's obligations under this Agreement. The foregoing indemnity shall be subject to Bridge notifying BROKER immediately of any such claim, permitting BROKER to defend or settle the claim, and giving BROKER all available information, reasonable assistance and authority to enable BROKER to do so. The indemnification obligations described in this Section shall not apply to any claim to the extent such claim is attributable to or caused by the willful misconduct of Bridge or any of its affiliates, employees, officers or agents, any claim subject to indemnification by Bridge hereunder.

7. Indemnification by Bridge

Bridge, at its expense, hereby agrees to indemnify, defend and hold harmless BROKER and its affiliates and their respective directors, employees, officers and agents from and against any claim, demand, cause of action, cost, loss, damage, expense (including reasonable attorneys' fees) or liability, as incurred, arising from or based on a claim (i) that Bridge does not have any right, title, license, permission or approval necessary to perform its obligations hereunder or to grant BROKER the rights granted herein, (ii) that the IOE System or the use thereof by BROKER or its affiliates infringes, violates or in any manner contravenes, breaches or constitutes an unauthorized use or misappropriation of any United States patent issued prior to the date of this Agreement or any copyright, license, trade secret or other property or proprietary right or (iii) arising from the gross negligence or willful misconduct of Bridge. Each of the foregoing indemnities shall be subject to BROKER notifying Bridge promptly of any such claim, permitting Bridge to defend or settle the claim, and giving Bridge all available information, reasonable assistance and authority to enable Bridge to do so.

8. Confidentiality

           (a) BROKER acknowledges that the IOE System screens and layouts and any documentation for the IOE System provided by Bridge to BROKER contain confidential information of Bridge, and Bridge acknowledges that BROKER's use of the IOE System may involve the furnishing of information to Bridge that is regarded as confidential by BROKER or its affiliates or their respective clients. Each party agrees, during the term of this Agreement and subsequent thereto, to take reasonable steps as may be necessary to preserve the confidentiality of that information, not to use any of the information except as contemplated hereby for the purposes hereof, not to take any other action inconsistent with the confidential nature of such information, and to prevent disclosure of that information to third parties other than third parties to which such information is intended to be provided by the party originally supplying such information. Notwithstanding the foregoing, either party may disclose any such information as may be required by applicable law, provided, that prior to the disclosure, the party shall first advise the other party of its intent to disclose such information, the reasons which it believes require such information be disclosed and the entity to whom such information is required to be disclosed. The other party shall have the right, with the disclosing party's cooperation, to contest the disclosure of such information and the disclosing partly shall withhold disclosure provided that the other party provides it with an indemnification against loss or damage suffered as a result of nondisclosure, and pays all fees and costs to defend that position. Any such required disclosure shall be limited to the information requested.

           (b) Each party acknowledges and agrees that the other party will suffer irreparable injury not compensable by money damages for which such other party will not have an adequate remedy at law in the event of a breach by such party of the provisions of this Section 8, and therefore agrees that such other party shall be entitled to seek injunctive relief to prevent or restrain any such breach, threatened or actual. The foregoing shall be in addition and without prejudice to or limitation on any other rights such other party may have under this Agreement, at law or in equity.

         (c) Bridge acknowledges and understands that Instinet and the Matador Design are trademarks and service marks of BROKER, all rights reserved. Bridge agrees, represents, and warrants that these and other graphics, logos, service marks and trademarks of BROKER (the "Marks") may not be used, displayed, or referenced in any manner without prior express written consent of BROKER. Nothing in this Agreement should be construed as granting, by implication, estoppel, or otherwise, any license, right, or authority to use the Marks.

9. Facilities and Equipment

           (a) BROKER agrees that facilities and equipment used in connection with the IOE System shall comply with Bridge's reasonable specifications as provided to BROKER and other requirements which are provided to BROKER in writing by Bridge and which do not conflict with this Agreement. BROKER acknowledges that Bridge cannot and does not guarantee the compatibility of the IOE System with BROKER equipment not recommended by Bridge.

           (b) BROKER shall provide 30 days' notice to Bridge of its intention to relocate any of the BROKER equipment used in connection with the IOE System within the BROKER facilities if such relocation does not require Bridge to arrange for changes in BROKER's communications links, and shall provide 30 days' notice (or such longer notice as may be reasonably required to enable Bridge to arrange for changes in BROKER's communications links) to Bridge of its intention to relocate any of such BROKER equipment if such relocation involves the relocation of the BROKER facilities or otherwise requires Bridge to arrange for changes in BROKER's communications links. Bridge will provide assistance as necessary in effecting any such relocation and will charge BROKER for such assistance either at Bridge's then standard hourly rates or on a fixed fee basis, as BROKER and Bridge may agree in writing.

           (c) During the term of this Agreement. Bridge shall provide the following support to BROKER, at no additional cost to BROKER:

         (i) Bridge shall make available to BROKER all fixes, new releases, versions, improvements, enhancements, extensions and other changes to the IOE System, and all updates to the documentation for the IOE System, which Bridge makes generally available to users of the IOE System. In addition to and without limitation on the foregoing, if any such fix, new release, version, improvement, enhancement, extension or other change will modify the content of any data transmitted or affect communication through the IOE System, Bridge shall provide BROKER with at least 30 days' notice prior to implementing the change.

         (ii) Bridge shall provide BROKER with notice of any problem, defect, error or nonconformity in the IOE System which becomes known or is reported to Bridge and which is identified by Bridge as materially affecting BROKER's use of the IOE System, together with suggested remedial action, if any.

         (iii) Bridge shall provide BROKER, during Bridge's regular business hours, telephone support to support BROKER's use of the IOE System.

10. Communications

Except as Bridge and BROKER may otherwise agree, BROKER shall be responsible for providing wiring required to distribute the IOE System within its premises.

11. Termination

           (a) Either party may terminate this Agreement upon notice to the other party following the material breach by such other party of any provision of this Agreement which such other party has failed to cure within 30 days after actual receipt of written notice describing the breach. Either party may terminate this Agreement for any reason at any time upon 30 days' notice to the other party, provided, however, that Bridge will refund the initial startup fee paid by BROKER if Bridge terminates this Agreement pursuant to this sentence in the first twelve months after the date of this Agreement. BROKER may terminate this Agreement on the effective date of an increase in Bridge's fees and charges if the increase is not acceptable to BROKER. A termination of this Agreement shall not prejudice any other remedy available to the terminating party.

           (b) Neither party shall have any further obligation to the other party after any termination of this Agreement, except that BROKER shall remain obligated to pay all amounts owed to Bridge then accrued and unpaid, and each party shall remain subject to the requirements of Sections 5, 6, 7 and 8 applicable to it.

12. General

           (a) This Agreement and the Rider hereto, which is hereby incorporated herein by reference, supersede in full all prior discussions and agreements (oral or written) between the parties relating to the subject matter hereof, constitute the entire agreement between the parties relating thereto, and, except as provided in paragraph 3 with respect to fees, may be amended, modified or supplemented only by a written document signed by an authorized representative of each party.

           (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of law provisions and each party hereby consents to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in the Borough of Manhattan, New York City.

           (c) This Agreement will inure to the benefit of and be binding on the parties, their successors, permitted assigns and legal representatives. Neither party may assign any of its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, provided, however, that either party may assign this Agreement at any time to a parent or affiliate or any person or entity that acquires all or substantially all of the assets, stock or business of such party by sale merger or otherwise. Any purported assignment in violation of this paragraph shall be void.

           (d) The parties acknowledge and agree that each is an independent contractor and not an agent, joint venturer or partner of the other party. This Agreement shall not be construed as constituting either party as a partner of the other party or to create a joint venture or any other form of legal association that would impose liability upon one party for the act or failure to act of the other party or as providing either party with the right, power or authority (express or implied) to create any duty or obligation on behalf of the other party.

           (e) Bridge agrees to cooperate with BROKER in obtaining any exchange approvals which may be required to enable BROKER to use the IOE System.

           (f) Unless otherwise expressly specified, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if and when delivered by hand or certified or registered mail with postage prepaid, to the address of Bridge or BROKER first set forth above, or to such other person or address as Bridge or BROKER shall furnish to the other in writing. Notices by certified or registered mail will be deemed to be received three (3) business days after being sent or on proof of delivery, if earlier. Communications via electronic mail or through the Administrative Messages Function do not, under any circumstance, constitute effective notice for any purpose under this Agreement.

           (g) This Agreement and all applicable and agreed to riders, exhibits and schedules hereto, as may be amended from time to time by a writing executed by both parties, are incorporated in and made a part of this Agreement to the same extent as if set forth in full herein. (h) The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the managing or interpretation of this Agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


BROKER                                                 Bridge Trading Company


Name:                                                  Name:
Title:                                                 Title:
Date:                                                  Date:

                                     Rider A
                         Broker/Dealer Fees and Charges
                                     for IOE

STARTUP CHARGE
--------------

1.       $15,000 to join IOE Network with a FIX interface



MONTHLY IOE TRAFFIC CHARGES FOR U.S. SECURITIES
-----------------------------------------------

1.       For executed orders

         1/10 cent/share, with a $10.00 per order maximum, and a $1.00 per order minimum.

2.       Discount Schedule for Monthly IOE Charges

         Total Monthly Charge       Discount

         $10,001 - $25,000          20% on portion inside this range
         $25,000 - $50,000          30% on portion inside this range
            $50,000 or more                 50% on portion in this range


BROKER                                                 Bridge Trading Company


Name:                                                  Name:
Title:                                                 Title:
Date:                                                  Date: